United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported)     September 6, 1996


                       UNION SQUARE HOTEL PARTNERS, L.P.
          Exact Name of Registrant as Specified in its Charter


                     Commission File Number: 33-6678


           Delaware                                     13-3389008
  State or Other Jurisdiction of
  Incorporation or Organization             I.R.S. Employer Identification No.


 3 World Financial Center, 29th Floor,
 New York, NY    Attn.: Andre Anderson                     10285

 Address of Principal Executive Offices                  Zip Code



                             (212) 526-3237
           Registrant's Telephone Number, Including Area Code





Item 5.  Other events.

A copy of the Union Square Hotel Partners, L.P. (the "Partnership") limited partner report dated September 6, 1996 is attached hereto as Exhibit 99.1 and incorporated herein by this reference. This report provides an update on certain information relating to the current status of the Partnership and its hotel, the Grand Hyatt San Francisco.



Item 7.  Exhibits.

Exhibit Number        Description

    99.1 Report to Limited Partners of Union Square Hotel Partners, L.P., dated September 6, 1996.








                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        UNION SQUARE HOTEL PARTNERS, L.P.
                                  BY:   UNION SQUARE/GP CORP.
                                        General Partner



Date:  September 6, 1996          BY:   /s/ Jeffrey C. Carter
                                        President, Director
                                        and Chief Financial Officer



                           EXHIBIT INDEX TO FORM 8-K



Exhibit Number        Description

    99.1 Report to Limited Partners of Union Square Hotel Partners, L.P., dated September 6, 1996.




Union Square Hotel Partners, L.P.
c/o Service Data Corporation
2424 South 130th Circle
Omaha, NE 68144-2596
(800) 223-3464


September 6, 1996

Dear Limited Partner:

We would like to take this opportunity to update you on certain information relating to the current status of Union Square Hotel Partners, L.P. (the "Partnership") and its hotel, the Grand Hyatt San Francisco (the "Hotel").

As discussed in prior reports, the Partnership has been exploring viable options with respect to the January 1997 maturity of the Partnership's secured mortgage debt. To this end, we have retained Eastdil Realty Company, a nationally-recognized real estate firm, to facilitate a sale of the Hotel or obtain replacement financing for the Partnership's debt.

In connection with the marketing of the Hotel, we are pleased to inform you that the Partnership has recently agreed that until September 30, 1996, it will limit itself to exclusive negotiations with one prospective purchaser. No assurance whatsoever can be given that such negotiations will ultimately result in a sale of the Hotel to this purchaser or any other party. Although the Partnership currently anticipates that, based on such exclusive negotiations, proceeds from any sale of the Hotel would be in excess of the amount necessary to repay the first mortgage currently encumbering the Hotel, such proceeds would clearly be insufficient to repay in full all of the remaining secured and unsecured debt of the Partnership. Therefore, before agreeing to a sale, the Partnership intends to seek to negotiate with the Partnership's other creditors (including the creditor whose debt is secured by a second mortgage on the Hotel) in an effort to agree upon an appropriate allocation among such creditors and the Partnership of any proceeds from the sale of the Hotel remaining after repayment of the first mortgage debt.

As previously disclosed, the Partnership expects to continue to explore viable alternatives in the event that a sale of the Hotel cannot be consummated on acceptable terms. Given the increasing level of indebtedness resulting from deferred and accruing interest on the Partnership's existing debt and the January 1997 debt maturity, we underscore the great degree of uncertainty surrounding the future of the Partnership and your investment. Should the Partnership ultimately be faced with a foreclosure of the Hotel, the General Partner will make a determination as to whether a filing under Chapter 11 of the United States Bankruptcy Code would be beneficial. Please be assured that we will carefully consider appropriate options. We will endeavor to keep you apprised of significant developments in future investor reports.

Very truly yours,

Union Square/GP Corp.
The General Partner

/s/ Jeffrey C. Carter
- ---------------------
Jeffrey C. Carter President


cc:  Financial Consultant